Exhibit 3.255

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NWMC — WINFIELD ANESTHESIA PHYSICIANS, LLC”, FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2011, AT 12:47 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5073103 8100 111245145 you may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9192066 DATE: 12-01-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:02 PM 12/01/2011
FILED 12:47 PM 12/01/2011
SRV 111245145 – 5073103 FILE

CERTIFICATE OF FORMATION

OF

NWMC – WINFIELD ANESTHESIA PHYSICIANS, LLC

Pursuant to Section 18-201 of the Delaware Limited liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is NWMC – Winfield Anesthesia Physicians, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 30th day of November, 2011

/s/ Christy S. Green
Christy S. Green
Authorized Person